Exhibit (h)(10)


             FORM OF ADDENDUM NO. 1 TO THE ADMINISTRATION AGREEMENT



     This Addendum, dated as of the __ day of _____, 2000, is entered into among Firstar Funds, Inc. (formerly, Portico Funds, Inc.) (the "Company"), a Wisconsin corporation, and Firstar Mutual Fund Services, LLC, a Wisconsin corporation ("Firstar").

     WHEREAS, the Company, and Firstar have entered into an Administration Agreement dated as of August 1, 2000 (the "Administration Agreement"), pursuant to which the Company appointed Firstar to provide certain administrative services to the Company for its Money Market Fund, Tax-Exempt Money Market Fund, Growth and Income Fund, Short-Term Bond Market Fund (to be renamed Short-Term Bond Fund), Bond IMMDEXTM Fund, Special Growth Fund (to be renamed MidCap Core Equity Fund), U.S. Government Money Market Fund, Equity Index Fund, Institutional Money Market Fund, U.S. Treasury Money Market Fund, Balanced Growth Fund, Growth Fund (to be renamed Large Cap Core Equity Fund), Intermediate Bond Market Fund (to be renamed Intermediate Bond Fund), Tax-Exempt Intermediate Bond Fund, International Equity Fund (to be renamed International Value Fund), MicroCap Fund, Emerging Growth Fund (to be renamed Small Cap Core Equity Fund), Core International Equity Fund (to be renamed International Growth
Fund), MidCap Index Fund, Small Cap Aggressive Growth Fund, and any other Firstar Funds that may be contemplated (collectively, the "Funds");

     WHEREAS, the Company is establishing additional investment portfolios to be known as the Select Money Market Fund, Conning Money Market Fund, Ohio Tax-Exempt Money Market Fund, Aggregate Bond Fund, National Municipal Bond Fund, Missouri Tax-Exempt Bond Fund, U.S. Government Securities Fund, Strategic Income Fund, Equity Income Fund, Relative Value Fund, Large Cap Growth Fund, Science & Technology Fund, REIT Fund, Small Cap Index Fund and Global Equity Fund (the "New Funds") and desires to retain Firstar to act as the administrator under the Administration Agreement; and

     WHEREAS, Firstar is willing to serve as administrator for the New Funds;

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   APPOINTMENT.  The Company hereby appoints Firstar to act as
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administrator to the Company for the New Funds for the period and the terms set forth herein and in the Administration Agreement. Firstar hereby accepts such appointment and agrees to render the services set forth herein and in the Administration Agreement, for the compensation herein provided.

     2.   COMPENSATION.  For the services provided and the expenses assumed with
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respect to the New Funds and the other Funds pursuant to the Administration
Agreement and this Addendum, the Company will pay Firstar, and Firstar will accept as full compensation therefor, a fee, computed daily and payable monthly, at the annual rate of 0.125% of each Fund's first $2 billion of average aggregate daily net assets, plus 0.10% of each Fund's average aggregate daily net assets in excess of $2 billion. Such fee as is attributable to each of the New Funds, shall be a separate charge to each of the New Funds and shall be the obligation of each of the New Funds.

     3.   MISCELLANEOUS.  Except to the extent supplemented hereby, the
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Administration Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.

     IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.


                              FIRSTAR FUNDS, INC.


                              By:
                                   ----------------------------
                                   (Authorized Officer)


                              FIRSTAR MUTUAL FUND SERVICES, LLC

                              By:
                                   ----------------------------
                                   (Authorized Officer)